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                                                                      EXHIBIT 24

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novell, Inc. of our report dated December 7, 1993, included in the 1993 Annual Report to Shareholders of Novell, Inc.

Our audits also included the financial statement schedules of Novell, Inc., listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14531, No. 33-29798, No. 33-31299, No. 33-36673, No. 33-41719,
No. 33-48395, No. 33-65440, No. 33-67276, No. 33-66704, No. 33-64998, and No.
33-68336) pertaining to the Employee Stock Option and Stock Purchase Plans of Novell, Inc. and in the related Prospectuses of our report dated December 7, 1993, with respect to the consolidated financial statements and schedules of Novell, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the fiscal year ended October 30, 1993.

                                            /s/  ERNST & YOUNG

San Jose, California
January 24, 1994